Exhibit 99.1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of this Schedule 13D, including amendments thereto, with respect to the shares of Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of Constellation Brands, Inc. and further agrees that this Joint Filing Agreement be filed with the Securities and Exchange Commission as an exhibit to such filing; provided, however, that no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)). This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the persons named below have executed this Joint Filing Agreement as of the dates set forth below.


Dated: September 7, 2001           R, R, M & C Partners, L.L.C.

                                   By:   R, R, M & C Group, L.P.
                                   Its:  Manager

                                         By:  R, R, M & C Management Corporation
                                         Its: General Partner


                                             By:   /s/Robert Sands
                                                 -------------------------------
                                                   Robert Sands, President

Dated: September 7, 2001           R, R, M & C Group, L.P.

                                   By:    R, R, M & C Management Corporation
                                   Its: General Partner


                                       By:    /s/Robert Sands
                                             -----------------------------------
                                              Robert Sands, President


Dated: September 7, 2001           R, R, M & C Management Corporation


                                   By:    /s/Robert Sands
                                         ---------------------------------------
                                           Robert Sands, President

Dated: September 7, 2001            /s/Richard Sands
                                   ---------------------------------------------
                                                     Richard Sands*


Dated: September 7, 2001            /s/Robert Sands
                                   ---------------------------------------------
                                                      Robert Sands*


Dated: September 7, 2001
                                   ---------------------------------------------
                                                     Marilyn Sands*


Dated: September 7, 2001           CWC Partnership-I*


                                   By: /s/Richard Sands
                                      ------------------------------------------
                                         Richard Sands, Co-Managing Partner


                                   By: /s/Robert Sands
                                      ------------------------------------------
                                         Robert Sands, Co-Managing Partner


Dated: September 7, 2001           M, L, R & R*


                                   By: /s/Robert Sands
                                      ------------------------------------------
                                         Robert Sands, Partner



* Executed by this person solely in such person's capacity as a member of the group described in the Schedule 13D to which this Joint Filing Agreement is attached as an Exhibit.